UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 22, 2012 (August 21 , 2012)

HALLADOR ENERGY COMPANY
(Exact name of registrant as specified in its charter)

Colorado	001-3473	84-1014610
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1660 Lincoln Street, Suite 2700, Denver Colorado	80264-2701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 303-839-5504

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other

We have been advised by Yorktown Energy Partners VI, L.P., an investor for the last six years, that it has distributed 750,000 shares (less than 3% of the outstanding shares) of Hallador common stock to its limited and general partners, effective after the close of the stock market on August 21, 2012.   After the distribution, Yorktown Energy Partners VI, L.P. along with Yorktown Energy Partners VII, L.P. and Yorktown Energy Partners VIII L.P. will collectively hold about 12 million shares of Hallador common stock representing about 42% of total shares outstanding.

Hallador has been informed by Yorktown Energy Partners VI, L.P., Yorktown Energy Partners VII, L.P., and Yorktown Energy Partners VIII, L.P. that they have not made any determination as to the disposition of their remaining Hallador stock.

Yorktown has distributed a total of 3,750,000 shares since May 2011.  While we do not know Yorktown’s ultimate strategy to realize the value of their Hallador investment for their partners, we expect that over time distributions such as this will improve our liquidity and float.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 22, 2012	HALLADOR ENERGY COMPANY By:VICTOR P. STABIO Victor P. Stabio, CEO